Exhibit 99.1

WILSHIRE BANCORP, INC.

CONTACT: Joanne Kim, President & CEO, (213) 639-1843 Alex Ko, EVP & CFO, (213) 427-6560 www.wilshirebank.com	NEWS RELEASE

Wilshire Bancorp Reports Net Income of

$2.4 Million, or $0.08 Per Common Share, for the First Quarter of 2010

LOS ANGELES, April 22, 2010 - Wilshire Bancorp, Inc. (NASDAQ: WIBC), the holding company for Wilshire State Bank, today reported net income available to common shareholders of $2.4 million, or $0.08 per basic and diluted common share, for the first quarter of 2010. This compares to net income of $2.1 million, or $0.07 per basic and diluted share, for the same period of the prior year.

“We are pleased to report that Wilshire continues to perform profitably in the face of challenging economic conditions,” said Ms. Joanne Kim, President and CEO of Wilshire Bancorp.  “We are not, however, impervious to economic conditions, as evidenced by an increase in our non-accrual loans during the first quarter.  We responded to this increase by significantly strengthening our allowance for loan losses.  The strong core earnings power of the Company enabled us to absorb these credit costs while still generating a profit for our shareholders.  We continue to experience strong core deposit growth, which has improved our deposit mix and lowered our overall cost of funds.  We believe that our increasing deposit base and continued strong capital ratios provide us with an excellent foundation for effectively managing our business through this challenging economic environment.”

FIRST QUARTER 2010 SUMMARY:

•                  Strong core deposit growth — Core deposits increased to $2.18 billion at March 31, 2010, a 7.2% increase from $2.03 billion at December 31, 2009.

•                  Declining cost of deposits — Cost of deposits decreased to 1.55% in the first quarter of 2010, from 1.83% in the fourth quarter of 2009.

•                  Declining non-interest expense — Non-interest expense decreased by 10.9% to $14.7 million at March 31, 2010, compared to $16.5 million in the previous quarter.

•                  Increase in non-accrual loans — Non-accrual loans increased to $105.0 million, or 4.34% of total loans, at March 31, 2010, compared to $69.4 million, or 2.86% of total loans, at December 31, 2009.

•                  Decrease in delinquencies and troubled debt restructured (“TDR”) Loans — Delinquencies decreased from $40.6 million to $30.5 million from December 31, 2009 to March 31, 2010, and TDRs were reduced from $64.6 million to $54.6 million for the same period.

•                  Allowance for loan losses — The allowance for loan losses as a percentage of total loans was strengthened to 3.29% at March 31, 2010, from 2.56% at December 31, 2009.

•                  Strong capital position — Total risk-based capital ratio remained strong at 15.95% as of March 31, 2010, compared to 15.81% at December 31, 2009. Tangible common equity per common share was $6.85 at March 31, 2010, an increase from $6.71 at December 31, 2009.

CREDIT QUALITY

During the first quarter of 2010, the Company continued to record a provision for loan losses in excess of net charge-offs.  The provision for losses on loans and loan commitments was $17.0 million in the first quarter of 2010, compared to $25.6 million in the fourth quarter of 2009.  Charges-offs decreased for the quarter ending March 31, 2010 as compared to December 31, 2009 to $5.8 million from $18.7 million. As a result, the allowance for loan losses increased to $79.6 million, or 3.29% of total loans, at March 31, 2010, from $62.1 million, or 2.56% of total loans, at December 31, 2009.

As previously disclosed, upon acquiring certain assets and liabilities of the former Mirae Bank, the Company entered into a loss sharing agreement with the FDIC whereby the FDIC has agreed to share in losses on assets covered under the agreement.  The assets covered by the loss sharing agreement include loans and foreclosed loan collateral existing at June 26, 2009 and acquired from Mirae Bank. As a result, loans acquired through the acquisition of Mirae Bank are identified herein as “covered” loans, and those that were originated at Wilshire are “non-covered” loans or “legacy Wilshire” loans.  The following is a table showing “covered” and “non-covered” loans as of the quarter ended March 31, 2010 and December 31, 2009:

Loan Categories

	Quarter Ended
	Mar 31, 2010			Dec 31, 2009
(dollars in thousands)	COVERED	NON-COVERED	TOTAL	COVERED	NON-COVERED	TOTAL

Construction	$—	$47,564	$47,564	$—	$48,371	$48,371
Real Estate Secured	188,353	1,795,142	1,983,495	196,066	1,783,638	1,979,704
Commercial & Industrial	61,527	313,872	375,399	62,409	325,034	387,443
Consumer	191	16,113	16,304	608	16,626	17,234
TOTAL GROSS LOANS	$250,071	$2,172,691	$2,422,762	$259,083	$2,173,669	$2,432,752

Non-accrual Loans

At March 31, 2010, total non-accrual loans were $105.0 million, or 4.34% of total loans, compared to $69.4 million, or 2.86% of total loans, at December 31, 2009.  The increase is primarily attributable to increases in commercial real estate loans for retail shopping centers and hotel/motels.  New inflows into non-accrual loans in the first quarter of 2010 included 26 commercial real estate loans totaling $35.1 million of which 8 loans totaling $5.5 million were “covered loan” acquired from the acquisition of Mirae Bank.

	Quarter Ended
(Net of SBA Guarantee Portions)	Mar 31, 2010			Dec 31, 2009			Mar 31, 2009
(dollars in thousands)	COVERED	NON-COVERED	TOTAL	COVERED	NON-COVERED	TOTAL	TOTAL

Construction	$—	$—	$—	$—	$—	$—	$—
Real Estate Secured	19,696	75,470	95,166	15,555	48,016	63,571	23,185
Commercial & Industrial	2,213	7,603	9,816	2,773	3,032	5,805	5,774
Consumer	—	42	42	—	70	70	307
TOTAL NON-ACCRUALS	$21,909	$83,115	$105,024	$18,328	$51,118	$69,446	$29,266

Loan Charge-offs

Loan charge-offs for the first quarter of 2010 were $5.8 million, compared to $18.7 million in the fourth quarter of 2009.  The charge-offs in the first quarter were primarily related to commercial real estate loans for retail shopping centers and office buildings.

	Quarter Ended
	Mar 31, 2010			Dec 31, 2009			Mar 31, 2009
(dollars in thousands)	COVERED	NON-COVERED	TOTAL	COVERED	NON-COVERED	TOTAL	TOTAL

Construction	$—	$—	$—	$99	$—	$99	$—
Real Estate Secured	13	4,359	4,372	204	6,798	7,002	672
Commercial & Industrial	50	1,290	1,340	59	11,452	11,511	1,629
Consumer	—	115	115	—	43	43	102
TOTAL CHARGE-OFFS	$63	$5,764	$5,827	$362	$18,293	$18,655	2,403

Loan Delinquencies

At March 31, 2010, total loan delinquencies declined to $30.5 million, or 1.26% of total loans, from $40.6 million, or 1.67% of total loans, at December 31, 2009.  The decline in delinquencies is attributable to previously delinquent loans migrating to non-accrual status and a slowing of loan entering early-stage delinquency.  Delinquencies by days past due and loan type are reflected in the tables below:

	Quarter Ended
By Days Past Due	Mar 31, 2010			Dec 31, 2009			Mar 31, 2009
(dollars in thousands)	COVERED	NON-COVERED	TOTAL	COVERED	NON-COVERED	TOTAL	TOTAL

30 - 59 Days Past Due	$3,318	$17,266	$20,584	$3,909	$24,614	$28,523	$12,756
60 - 89 Days Past Due	4,640	5,290	9,930	6,224	4,557	10,781	3,387
90 Days, and still accruing	—	—	—	—	1,336	1,336	475
TOTAL DELINQUENCIES	$7,958	$22,556	$30,514	$10,133	$30,507	$40,640	$16,618

	Quarter Ended
By Loan Category	Mar 31, 2010			Dec 31, 2009			Mar 31, 2009
(dollars in thousands)	COVERED	NON-COVERED	TOTAL	COVERED	NON-COVERED	TOTAL	TOTAL

Construction	$—	$1,163	$1,163	$—	$—	$—	$—
Real Estate Secured	7,283	18,943	26,226	8,655	26,783	35,438	14,336
Commercial & Industrial	675	2,328	3,003	1,478	3,528	5,006	2,032
Consumer	—	122	122	—	196	196	250
TOTAL DELINQUENCIES	$7,958	$22,556	$30,514	$10,133	$30,507	$40,640	$16,618

COMMERCIAL REAL ESTATE PORTFOLIO

CRE Loan Composition

Total CRE loans at March 31, 2010 were $1.89 billion, essentially unchanged from December 31, 2009, and an increase of 21% from the $1.56 billion at March 31, 2009, as noted below:

(dollars in thousands)	Mar 31, 2010%		Dec 31, 2009%		3 Mths Change	Mar 31, 2009%		12 Mths Change
Multi-Family	$103,382	6%	$112,395	6%	-8%	$116,880	7%	-12%
Office / Mixed Use	280,322	15%	277,870	14%	1%	206,308	13%	36%
Retail	726,097	38%	722,646	38%	0%	574,263	37%	26%
Industrial / Warehouse	325,874	17%	320,176	17%	2%	261,611	17%	25%
Hotel / Motel	310,181	16%	310,568	17%	0%	276,003	18%	12%
Other	144,314	8%	142,193	8%	1%	126,222	8%	14%
Total CRE Loans	$1,890,170	100%	$1,885,848	100%	0%	$1,561,287	100%	21%

The CRE loan maturity distributions are listed below:

(dollars in thousands)	2010	2011	2012	2013	2014	2015 & after	TOTAL
Multifamily	$45,924	$6,054	10,898	18,880	12,029	9,597	103,382
Office / Mixed Use	48,866	12,777	55,434	44,625	60,066	58,555	280,323
Retail	47,600	85,124	105,403	145,721	141,382	200,867	726,097
Industrial / Warehouse	37,303	24,988	59,982	43,296	74,363	85,941	325,873
Hotel / Motel	37,033	41,774	50,874	47,293	28,773	104,433	310,180
Other	30,807	18,940	21,784	18,775	16,443	37,566	144,315
Total CRE Loans	$247,533	$189,657	$304,375	$318,590	$333,056	$496,959	$1,890,170
% of CRE	13%	10%	16%	17%	18%	26%	100%

The Company believes that overall refinance risk is limited based upon relatively low loan-to-value ratios and the fact that 87% of the CRE loan portfolio has maturities in 2011 or later.

BALANCE SHEET

Total assets increased by 1% to $3.46 billion at March 31, 2010, from $3.44 billion at December 31, 2009.  The increase was primarily attributable to a combination of an increase of $36.4 million in investment securities, offset in part by a $9.6 million decrease in loans. The loan portfolio was $2.42 billion at March 31, 2010, compared to $2.43 billion at December 31, 2009.

Total deposits increased by 3% to $2.93 billion at March 31, 2010, from $2.83 billion at December 31, 2009.  The increase in deposits includes a substantial increase in core deposits of $145.6 million during the first quarter of 2010. Core deposits consist of demand deposits, savings, NOW accounts, money market accounts, and time deposits under $100,000.

The Company continues to successfully grow its core deposits by introducing new deposit products, attracting new customers, and expanding existing customer relationships. With the successful increase in core deposits, the cost of deposits has decreased considerably.  The cost of deposits was 1.55% in the first quarter of 2010, compared to 1.83% in the fourth quarter of 2009. The inflow of core deposits enabled the Company to allow higher rate brokered deposits to run off during the first quarter. Brokered deposits decreased to $16.1 million at March 31, 2010, compared to $25.5 million at December 31, 2009.

As a result of continual growth in core deposits, Wilshire was able to pay off $106.0 million in FHLB borrowings during the first quarter of 2010.  Compared to total FHLB borrowings of $340.0 million at March 31, 2009, borrowings are down by 62.9% over the past twelve months.

Strong Capital Ratios

Capital ratios remained strong in the first quarter of 2010 and were well in excess of “well capitalized” regulatory requirements. Based on capital levels as of March 31, 2010, the Company had excess capital to absorb future credit costs, as shown in the table below:

(Dollars In thousands except per share info)	March 31, 2010	Well Capitalized Regulatory Requirements	Total Excess Above Well Capitalized Requirements

Tier 1 Leverage Capital Ratio	9.78%	5.00%	$162,682
Tier 1 Risk-Based Capital Ratio	14.50%	6.00%	195,103
Total Risk-Based Capital Ratio	15.95%	10.00%	136,650
Tangible Common Equity To Tangible Assets	5.86%	N/A	N/A
Tangible Common Equity Per Common Share	$6.85	N/A	N/A

During the first quarter of 2010, the Company declared dividends on its common stock in the amount of $0.05 per common share, consistent with prior quarterly dividends.  The Company also paid the dividend on the non-cumulative perpetual convertible preferred stock, series A owned by the U.S. Treasury.  The Company intends to continue to monitor its dividend policy in light of the current economic environment.

STATEMENT OF OPERATIONS

Net interest Income and Margin

Net interest income was $28.6 million in the first quarter of 2010, compared to $19.7 million in the same period of the prior year.  The increase is primarily attributable to a higher level of earning assets resulting from the acquisition of the assets of Mirae Bank as well as strong organic growth.

On a sequential quarter basis, net interest margin decreased eight basis points from 3.73% in the fourth quarter of 2009.  The sequential quarter decline in net interest margin was primarily due to the reversal of interest income on non-accrual loans and the reversal of loan discount accretion on loans acquired from Mirae Bank both of which resulted in a 36 basis points reduction in net interest margin.  The Company’s underlying core earnings strength remains strong as indicated by a much higher net interest margin without the reversal of non-accrual interest on legacy and acquired loans. The Company expects to continue benefiting from a decrease in its cost of funds as $248.5 million in time deposits (excluding State of California deposits) with a weighted average rate of 2.05% are scheduled to mature in the second quarter of 2010.

The weighted average loan yield decreased by 46 basis points to 5.98% in the first quarter of 2010 from 6.44% in the fourth quarter of 2009.  The decline in the weighted average loan yield is attributable to the reversal of interest income on non-accrual loans and the reversal of loan discount accretion on loans acquired from Mirae Bank as well as a decrease in total average loans.  Total yield on investment securities and other earning assets decreased eleven basis points to 3.13% in the first quarter of 2010 from 3.24% in the fourth quarter of 2009.

Non-Interest Income

Non-interest income was $7.8 million in the first quarter of 2010, an increase of 108% from $3.8 million in the same period of the prior year.  The increase is primarily due to a $2.5 million gain on sale of investment securities in the first quarter of 2010.

The Company did not recognize any gain on the sale of SBA loans in the first quarter of 2010 due to the adoption of new accounting standards on January 1, 2010.  The Company originated $23.5 million in SBA loans during the first quarter of 2010 and sold approximately $14.0 million in SBA loans.  The gain on sale from these loans is expected to be recognized in the second quarter of 2010 upon reevaluation after expiration of the recourse provisions.

Non-Interest Expense

Total non-interest expense was $14.7 million in the first quarter of 2010, an increase of 23% from $12.0 million in the same period of the prior year. The increase is primarily due to growth in personnel and occupancy expenses related to the acquisition of Mirae Bank and other branch openings.

The Company’s efficiency ratio in the first quarter of 2010 was 40.42%, compared to 35.08% in the fourth quarter of 2009 and 51.22% in the first quarter of 2009.  On a sequential quarter basis, the increase in the efficiency ratio is primarily due to lower revenue resulting from a smaller gain on sale of investment securities and loans.

CONFERENCE CALL

Management will host its quarterly conference call on April 22, 2010, at 11:00 a.m. PDT (2:00 p.m. EDT). Investment professionals are invited to participate in the call by dialing 1-800-901-5218 (domestic number) or 1-617-786-4511 (international number) and entering passcode 96992893.

COMPANY INFORMATION

Headquartered in Los Angeles, Wilshire State Bank operates 24 branch offices in California, Texas, New Jersey and New York, and six loan production offices in Dallas, Houston, Atlanta, Denver, Annandale, Virginia, and Fort Lee, New Jersey, and is an SBA preferred lender nationwide. Wilshire State Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area. Wilshire Bancorp’s strategic goals include increasing shareholder and franchise value by continuing to grow its multi-ethnic banking business and expanding its geographic reach to other similar markets with strong levels of small business activity.

www.wilshirebank.com

FORWARD-LOOKING STATEMENTS

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Specific factors include, but are not limited to, loan production and sales, credit quality, the ability to expand net interest margin, the ability to continue to attract low-cost deposits, success of expansion efforts, competition in the marketplace and general economic conditions. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes included in Wilshire Bancorp’s most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Results of operations for the most recent quarter are not necessarily indicative of operating results for any future periods. Any projections in this release are based on limited information currently available to management and are subject to change. Since management will only provide guidance at certain points during the year, Wilshire Bancorp will not necessarily update the information. Such information speaks only as of the date of this release. Additional information on these and other factors that could affect financial results are included in filings by Wilshire Bancorp with the Securities and Exchange Commission.

CONSOLIDATED BALANCE SHEET

(dollars in thousands) (unaudited)

	March 31,	December 31,	Three Month	March 31,	One Year
	2010	2009	Change	2009	Change

ASSETS:
Cash and Due from Banks	$214,970	$155,753	38%	$61,268	251%
Federal Funds Sold and Other Cash Equivalents	30,018	80,004	-62%	85,001	-65%
Total Cash and Cash Equivalents	244,988	235,757	4%	146,269	67%

Investment Securities Available For Sale	687,716	651,318	6%	320,055	115%
Investment Securities Held To Maturity	105	109	-4%	133	-22%
Total Investment Securities	687,821	651,427	6%	320,188	115%
Loans
Real Estate Construction	47,564	48,371	-2%	42,075	13%
Residential Real Estate	94,584	93,828	1%	78,666	20%
Commercial Real Estate	1,885,276	1,881,998	0%	1,558,507	21%
Commercial and Industrial	374,096	385,958	-3%	375,899	0%
Consumer	16,304	17,286	-6%	18,854	-14%
Total Loans	2,417,824	2,427,441	0%	2,074,001	17%
Allowance For Loan Losses	(79,576)	(62,130)	28%	(34,156)	133%
Loans, Net of Allowance for Loan Losses	2,338,248	2,365,311	-1%	2,039,845	15%

Accrued Interest Receivable	15,214	15,266	0%	10,122	50%
Due from Customers on Acceptances	1,006	945	7%	312	222%
Other Real Estate Owned	4,860	3,797	28%	6,282	-23%
Premises and Equipment	13,602	12,660	7%	11,475	19%
Federal Home Loan Bank (FHLB) Stock, at Cost	21,040	21,040	0%	17,537	20%
Cash Surrender Value of Life Insurance	18,197	18,037	1%	17,559	4%
Investment in affordable housing partnerships	25,127	13,732	83%	11,214	124%
Deferred Income Taxes	20,198	18,684	8%	11,815	71%
Servicing Assets	6,715	6,898	-3%	4,790	40%
Goodwill	6,675	6,675	0%	6,675	0%
FDIC Indemnification	33,329	33,775	-1%	—	0%
Other Assets	22,292	31,993	-30%	7,199	210%
TOTAL ASSETS	$3,459,312	$3,435,997	1%	$2,611,282	32%

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Non-interest Bearing Demand Deposits	$414,023	$385,188	7%	$298,044	39%
Savings and Interest Checking	97,170	94,539	3%	64,818	50%
Money Market Deposits	979,454	909,125	8%	375,761	161%
Time Deposits in denomination of $100,000 or more	746,866	795,679	-6%	969,001	-23%
Other Time Deposits	687,532	643,684	7%	197,823	248%
Total Deposits	2,925,045	2,828,215	3%	1,905,447	54%

FHLB borrowings and Federal Funds Purchased	142,487	232,000	-39%	340,000	-58%
Acceptance Outstanding	1,006	945	7%	312	222%
Junior Subordinated Debentures	87,321	87,321	0%	87,321	0%
Accrued Interest Payable	5,954	5,865	2%	7,330	-19%
Other Liabilities	26,804	15,515	73%	13,166	104%
Total Liabilities	3,188,592	3,169,861	1%	2,353,576	35%

STOCKHOLDERS’ EQUITY:
Preferred Stock	60,058	59,931	0%	59,562	1%
Common Stock	55,118	54,918	0%	54,238	2%
Retained Earnings	151,895	150,961	1%	141,008	8%
Accumulated Other Comprehensive Income	3,624	326	1012%	2,898	25%
Total Stockholders’ Equity	270,695	266,136	2%	257,706	5%
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,459,312	$3,435,997	1%	$2,611,282	32%

(continued)

CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share data) (unaudited)

	Quarter Ended		Three Month	Quarter Ended	One Year
	March 31, 2010	December 31, 2009	% Change	March 31, 2009	% Change

INTEREST INCOME
Interest and Fees on Loans	$35,304	$38,478	-8%	$30,193	17%
Interest on Investment Securities	5,615	5,562	14%	2,942	91%
Interest on Federal Funds Sold	382	576	-34%	289	32%
Total Interest Income	41,301	45,109	-7%	36,406	24%

INTEREST EXPENSE
Deposits	11,174	12,737	-12%	11,181	0%
FHLB Advances and Other Borrowings	1,569	2,473	-37%	2,579	-39%
Total Interest Expense	12,743	15,210	-16%	13,760	-7%

Net Interest Income Before Provision for Losses on Loans and Loan Commitments	28,558	29,406	-3%	19,664	45%
Provision for Losses on Loans and Loan Commitments	17,000	25,600	-34%	6,700	154%
Net Interest Income After Provision for Losses on Loans and Loan Commitments	11,558	3,806	204%	12,964	-11%

NONINTEREST INCOME
Service Charges on Deposits	3,224	3,400	-5%	2,899	11%
Gain on Sales of Loans	36	1,983	-98%	(831)	-104%
Gain on Sale of Investment Securities	2,484	9,569	-74%	13	19014%
Other	2,041	2,636	-23%	1,656	23%
Total Noninterest Income	7,785	17,588	-56%	3,737	108%

NONINTEREST EXPENSES
Salaries and Employee Benefits	7,115	7,183	-1%	6,207	15%
Occupancy & Equipment	2,181	2,162	1%	1,676	30%
Data Processing	637	1,219	-48%	827	-23%
Other	4,757	5,921	-20%	3,277	45%
Total Noninterest Expenses	14,690	16,485	-11%	11,987	23%

Income Before Income Taxes	4,653	4,909	-5%	4,714	-1%
Income Taxes	1,338	833	61%	1,655	-19%
NET INCOME	3,315	4,076	-19%	3,059	8%

Preferred Stock Cash Dividend and Accretion of Preferred Stock Discount	903	902	0%	920	-2%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$2,412	$3,174	-24%	$2,139	13%

PER COMMON SHARE INFORMATION
Basic Earnings Per Common Share	$0.08	$0.11	-24%	$0.07	13%
Diluted Earnings Per Common Share	$0.08	$0.11	-24%	$0.07	13%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	29,484,006	29,413,943		29,413,757
Diluted	29,537,933	29,423,424		29,422,290

(continued)

SUMMARY OF FINANCIAL DATA

(dollars in thousands, except per share data) (unaudited)

	Quarter Ended
AVERAGE BALANCES	March 31, 2010	December 31, 2009	March 31, 2009

Average Assets	$3,417,633	$3,414,830	$2,525,225
Average Equity	273,293	278,382	259,072
Average Net Loans	2,359,522	2,388,443	2,030,595
Average Deposits	2,886,514	2,787,804	1,832,479
Average Time Deposits in denomination of $100,000 or more	768,882	862,805	933,494
Average Interest Earning Assets	3,155,853	3,175,516	2,362,787

	Quarter Ended
PROFITABILITY	March 31, 2010		December 31, 2009		March 31, 2009

Annualized Return on Average Assets	0.39%		0.48%		0.48%
Annualized Return on Average Equity	4.85%		5.86%		4.72%
Efficiency Ratio	40.42%		35.08%		51.22%
Annualized Operating Expense/Average Assets	1.72%		1.93%		1.90%
Annualized Net Interest Margin	3.65%		3.73%		3.35%

	Quarter Ended
DEPOSIT COMPOSITION	March 31, 2010	Cost of Funds	December 31, 2009	Cost of Funds	March 31, 2009	Cost of Funds

Noninterest Bearing Demand Deposits	14.2%	0.00%	13.6%	0.00%	15.6%	0.00%
Savings & Interest Checking	3.3%	2.55%	3.3%	2.68%	3.4%	2.79%
Money Market Deposits	33.5%	1.68%	32.2%	2.18%	19.7%	2.57%
Time Deposits of $100,000 or More	25.5%	1.58%	28.1%	1.91%	50.9%	2.86%
Other Time Deposits	23.5%	2.07%	22.8%	2.27%	10.4%	3.54%
Total Deposits	100.0%	1.55%	100.0%	1.83%	100.0%	2.44%

	Quarter Ended
CAPITAL RATIOS	March 31, 2010		December 31, 2009		March 31, 2009

Tier 1 Leverage Ratio	9.78%		9.77%		12.79%
Tier 1 Risk-Based Capital Ratio	14.50%		14.37%		15.15%
Total Risk-Based Capital Ratio	15.95%		15.81%		16.69%
Total Shareholders’ Equity	$270,695		$266,136		$257,706
Book Value Per Common Share	$7.14		$7.01		$6.74
Tangible Common Equity Per Common Share *	$6.85		$6.71		$6.47
Tangible Common Equity to Tangible Assets **	5.86%		5.76%		7.31%

* Tangible common equity excludes goodwill, other intangible assets, and TARP preferred stock

** Tangible assets excludes goodwill and intangible assets

Reconciliation of GAAP financial measures to non-GAAP financial measures:

	March 31, 2010	December 31, 2009	March 31, 2009
Total stockholders’ equity	$270,695	$266,136	$257,706
Preferred stock, net of discount	(60,058)	(59,931)	(59,562)
Goodwill and other intangible assets, net	(8,596)	(8,688)	(7,889)
Tangible common equity	$202,041	$197,517	$190,255

Total assets	$3,459,312	$3,435,997	$2,611,282
Goodwill and other intangible assets, net	(8,596)	(8,688)	(7,889)
Tangible assets	$3,450,716	$3,427,309	$2,603,393

Common shares outstanding	29,485,637	29,415,657	29,413,757

(continued)

SUMMARY OF FINANCIAL DATA

(dollars in thousands, except per share data) (unaudited)

ALLOWANCE FOR LOAN LOSSES

(net of SBA guaranteed portions)

	Quarter Ended
	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009

Balance at Beginning of Period	$62,130	$54,735	$38,758	$34,156	$29,437
Provision for Losses on Loans	16,930	24,540	23,967	11,812	7,009
FDIC Indemnification	5,831	856	—	—	—
Recoveries on loans previously charged-off	512	654	223	262	113
Less Charge-offs	(5,827)	(18,655)	(8,213)	(7,472)	(2,403)
Balance at End of Period	$79,576	$62,130	$54,735	$38,758	$34,156

Net Loan Charge-offs/Average Total Loans	0.22%	0.74%	0.33%	0.34%	0.11%
Charge-offs/Average Total Loans	0.24%	0.76%	0.34%	0.36%	0.12%
Allowance for Loan Losses/Total Loans	3.29%	2.56%	2.24%	1.62%	1.65%
Allowance for Loan Losses/Legacy Wilshire Loans	3.66%	2.86%	2.52%	1.83%	1.65%
Allowance for Loan Losses/Non-accrual Loans	75.77%	89.47%	70.72%	78.58%	116.71%
Allowance for Loan Losses/Non-performing Loans	75.77%	87.78%	70.02%	78.38%	114.84%
Allowance for Loan Losses/Total Assets	2.30%	1.81%	1.62%	1.22%	1.31%
Allowance for Loan Losses/Non-performing Assets	72.42%	83.31%	64.85%	71.62%	94.82%

NON-PERFORMING ASSETS

(net of SBA guaranteed portions)

	Quarter Ended
	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
Nonaccrual Loans:
Non-covered Loans	$83,115	$51,118	$52,386	$35,032	$29,266
Covered Loans	21,909	18,328	25,007	14,290	—
Total	105,024	69,446	77,393	49,322	29,266

Loans 90 days or more past due and still accruing:
Non-covered Loans	—	1,336	—	128	475
Covered Loans	—	—	772	—	—
Total	—	1,336	772	128	475

Total Nonperforming Loans:
Non-covered Loans	83,115	52,455	52,386	35,160	29,741
Covered Loans	21,909	18,327	25,779	14,290	—
Total	105,024	70,782	78,165	49,450	29,741

OREO and Repossessed Vehicles:
Non-covered Loans	3,136	3,297	5,738	5,456	6,282
Covered Loans	1,723	500	500	500	—
Total	4,859	3,797	6,238	5,956	6,282

Total Nonperforming Assets:
Non-covered Loans	86,251	55,752	58,124	40,616	36,023
Covered Loans	23,632	18,827	26,279	14,790	—
Total	$109,883	$74,579	$84,403	$55,406	$36,023

Total Nonperforming Loans/Total Loans	4.34%	2.92%	3.20%	2.01%	1.43%

Total Nonperforming Assets/Total Assets	3.18%	2.17%	2.50%	1.70%	1.38%

Performing Troubled Debt Restructured (TDR) Loans

(dollars in thousands)

	Quarter Ended
	March 31, 2010			December 31, 2009
	COVERED	NON-COVERED	TOTAL	COVERED	NON-COVERED	TOTAL

Construction	$—	$—	$—	$—	$—	$—
Real Estate Secured	8,135	46,024	54,159	9,175	54,414	63,589
Commercial & Industrial	—	474	474	—	1,023	1,023
Consumer	—	—	—	—	—	—
TOTAL PERFORMING TDR LOANS	$8,135	$46,498	$54,633	$9,175	$55,437	$64,612

(continued)

LOAN ORIGINATION AMOUNT

	Quarter Ended
	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009

Total new loan origination amount, excluding renewal.	$87,288	$125,281	$183,859	$159,334	$72,412
SBA new loan origination amount, excluding renewal.	$23,471	$17,158	$15,592	$12,456	$9,190

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS

(Non-covered loan only)

(net of SBA guaranteed portions)

	Three Months Ended
	March 31, 2010	March 31, 2009
Balance at Beginning of Period	$2,515	$1,243
Provision for (Recapture of) Losses on Off-balance Sheet Items	70	(309)
Balance at End of Period	$2,585	$934

(continued)

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(dollars in thousands) (unaudited)

	For the Three Months Ended
	March 31, 2010			December 31, 2009			March 31, 2009
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS

Real Estate Loans	$2,030,514	$29,053	5.72%	$2,027,288	$31,822	6.28%	$1,654,867	$24,905	6.02%
Commercial Loans	382,589	5,308	5.55%	400,784	5,745	5.73%	388,710	4,418	4.55%
Consumer Loans	16,474	180	4.38%	17,588	229	5.21%	21,150	301	5.69%
Total Gross Loans	2,429,577	34,541	5.69%	2,445,660	37,796	6.18%	2,064,727	29,624	5.74%
Loan Fees toward Yield		763			682			569
Allowance for Loan Losses & Unearned Income	(70,055)			(57,217)			(34,132)
Net Loans	2,359,522	35,304	5.98%	2,388,443	38,478	6.44%	2,030,595	30,193	5.95%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities*	665,366	5,615	3.52%	613,021	5,562	3.79%	286,553	2,943	4.24%
Federal Funds Sold	130,965	382	1.17%	174,052	576	1.32%	45,639	289	2.53%
Total Investment Securities and Other Earning Assets	796,331	5,997	3.13%	787,073	6,138	3.24%	332,192	3,232	4.01%

TOTAL INTEREST-EARNING ASSETS	$3,155,853	$41,301	5.27%	$3,175,516	$44,616	5.65%	$2,362,787	$33,425	5.67%

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$956,035	$4,023	1.68%	$853,770	$4,661	2.18%	$362,733	$2,332	2.57%
NOW	22,481	29	0.52%	21,971	36	0.65%	19,557	46	0.94%
Savings	74,052	586	3.17%	68,373	569	3.33%	43,241	393	3.63%
Time Deposits of $100,000 or More	768,882	3,047	1.58%	862,805	4,113	1.91%	933,494	6,668	2.86%
Other Time Deposits	675,764	3,489	2.07%	592,336	3,358	2.27%	196,714	1,743	3.54%
Total Interest Bearing Deposits	2,497,214	11,174	1.79%	2,399,255	12,737	2.12%	1,555,739	11,182	2.87%

BORROWINGS:
FHLB Advances and Other Borrowings	148,000	920	2.49%	238,017	1,811	3.04%	327,344	1,658	2.03%
Junior Subordinated Debentures	87,321	649	2.97%	87,321	662	3.03%	87,321	921	4.22%
Total Borrowings	235,321	1,569	2.67%	325,338	2,473	3.04%	414,665	2,579	2.49%

TOTAL INTEREST BEARING LIABILITIES	$2,732,535	$12,743	1.87%	$2,622,088	$15,210	2.23%	$1,970,404	$13,761	2.79%

NET INTEREST INCOME		$28,558			$29,406			$19,664

NET INTEREST SPREAD			3.40%			3.42%			2.88%

NET INTEREST MARGIN			3.65%			3.73%			3.35%

* Tax equivalent ratios for investment securities

(concluded)